UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 12, 2014 (December 10, 2014)

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following Karen S. Rohan’s appointment as President of Aetna Inc. (“Aetna”) effective January 1, 2015, on December 10, 2014, Aetna and Ms. Rohan entered into an Employment Agreement (the “Agreement”).

The key terms of Ms. Rohan’s Agreement are as follows:

•
Commencing January 1, 2015, Ms. Rohan’s base salary will be $900,000, and her annual bonus opportunity at target performance will be at least 120% of her base salary. Payment of the annual bonus is subject to meeting performance measures established from time to time. Ms. Rohan is not guaranteed the payment of any annual bonus. Ms. Rohan is also eligible to participate in Aetna’s long term incentive award program. Her 2015 long-term incentive award opportunity will be $5 million.

•
If Ms. Rohan’s employment is involuntarily terminated by Aetna other than for cause, or if Ms. Rohan terminates her employment for Good Reason (as defined below) (each a “Qualifying Event”), she will receive, in addition to previously earned compensation: (a) cash compensation in periodic payments over twenty four (24) months of two times the sum of her highest base salary in effect during the six months prior to termination of employment and her annual bonus opportunity for the year of termination of employment (which is defined in the Agreement as at least 120% of base salary then in effect) and (b) a pro rata annual bonus at target performance for the year of termination of employment (subject in certain circumstances to meeting applicable performance requirements). In addition, Ms. Rohan will be treated as retirement eligible for purposes of the vesting and exercise terms of her outstanding equity awards. These payments are conditioned upon Ms. Rohan delivering a release of employment-related claims to Aetna. For purposes of the Agreement, “Good Reason” includes a reduction in Ms. Rohan’s base salary or Annual Bonus Opportunity (other than a ratable reduction affecting all senior officers of Aetna), Ms. Rohan reporting to anyone other than Aetna’s Chief Executive Officer, Ms. Rohan’s removal as President of Aetna (other than in connection with a termination of employment for cause), or a material breach by Aetna of the terms of the Agreement.

•
The Employment Term under the Agreement is through December 31, 2015. The Employment Term will automatically renew on December 31, 2015 and on December 31 of each subsequent year, unless Aetna or Ms. Rohan provides notice of its or her intention not to extend the Employment Term. If Ms. Rohan terminates her employment at the end of the Employment Term upon Aetna’s notice of non-renewal, she will receive the benefits described above for a termination of employment due to a Qualifying Event. Either Aetna or Ms. Rohan can terminate the Agreement at any time

•	Ms. Rohan previously signed a non-competition agreement with Aetna. That agreement remains in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: December 12, 2014	By:	/s/ William J. Casazza
Name: William J. Casazza
Title: Executive Vice President and General Counsel